UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 30, 2017

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

900 Third Avenue

New York, NY 10022-1010

(Address of principal executive offices)

(212) 418-0100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 30, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The following items were voted upon by stockholders at the 2017 Annual Meeting:

1. Each of the director nominees was elected Class II Director of the Company to act in accordance with the amended and restated bylaws of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2020 and until such director’s successor has been duly elected and qualified. The votes for the election of directors are set forth below:

Nominee	For	Withhold	Broker Non-Voters
Douglas A. Cifu	824,560,954	4,297,778	6,663,503
John F. (Jack) Sandner	823,305,439	5,553,293	6,663,503

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes for the ratification of appointment of Deloitte & Touche LLP are set forth below:

For	Against	Abstain	Broker Non-Voters
835,337,244	160,055	24,936	0

3. To approve the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the “Amended Plan”). The votes for the approval of the Amended Plan are set forth below:

For	Against	Abstain	Broker Non-Voters
828,295,687	530,242	32,803	6,663,503

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: June 30, 2017